Exhibit h(2)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts life insurance company (the “Manager”), and MML Series Investment Fund II, a Massachusetts business trust (the “Trust”), effective as of the 1st day of May, 2006.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MML Money Market Fund, MML Inflation-Protected Bond Fund, MML Managed Bond Fund, MML Blend Fund, MML Equity Fund, MML Enhanced Index Core Equity Fund, MML Small Cap Equity Fund and MML Small Company Opportunities Fund (the “Funds”) are each a series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1. Expense Limitation

The Manager agrees to bear the expenses of each Fund (other than the management fees, interest, taxes, brokerage commissions and extraordinary expenses) in excess of the following amounts of the average daily net asset values of each Fund through April 30, 2007. This agreement cannot be terminated unilaterally by the Manager.

MML Money Market Fund

.11%

MML Inflation-Protected Bond Fund

.11%

MML Managed Bond Fund

.11%

MML Blend Fund

.11%

MML Equity Fund

.11%

MML Enhanced Index Core Equity Fund

.11%

MML Small Cap Equity Fund

.11%

MML Small Company Opportunities Fund

.11%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the 1st day of May, 2006.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Wietsma
Eric Wietsma, Vice President

MML SERIES INVESTMENT FUND II

on behalf of MML MONEY MARKET FUND, MML INFLATION-PROTECTED BOND FUND, MML MANAGED BOND FUND, MML BLEND FUND, MML EQUITY FUND, MML ENHANCED INDEX CORE EQUITY FUND, MML SMALL CAP EQUITY FUND AND MML SMALL COMPANY OPPORTUNITIES FUND

By:	/s/ James S. Collins
James S. Collins, CFO and Treasurer